CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated February 20, 2009, accompanying the financial statements of Insured Municipals Income Trust, Series 507 and New York Insured Municipals Income Trust, Series 186 (included in Van Kampen Unit Trusts, Municipal Series 585) as of October 31, 2008, and for the period from November 2, 2005 (date of deposit) through October 31, 2006 and for each of the two years in the period then ended and the financial highlights for the period from November 2, 2005 (date of deposit) through October 31, 2006 and for each of the two years in the period ended October 31, 2008, contained in this Post-Effective Amendment No. 3 to Form S-6 (File No. 333-128468) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

GRANT THORNTON LLP

New York, New York
February 20, 2009